UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 9, 2017

THE COMMUNITY FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	001-36094	52-1652138
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

3035 Leonardtown Road, Waldorf, Maryland 20601

(Address of principal executive offices)

(301) 645-5601

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07    Submission of Matters to a Vote of Security Holders

(a)       The annual meeting of stockholders of The Community Financial Corporation (the “Company”) was held on May 9, 2017.

(b)       The matters considered and voted on by the stockholders at the annual meeting and the vote of the stockholders were as follows:

1.       The following individuals were elected as directors, Messrs. Goldberg, Javaid and Parlett and Ms. Zabriskie each for a three-year term, and Mr. Goldberg for a one-year term, by the following vote:

Name	Shares Voted For	Votes Withheld	Broker Non- Votes
Eric S. Goldberg	2,853,926	32,042	813,647
M. Arshed Javaid	2,866,836	19,132	813,647
John K. Parlett, Jr.	2,866,397	19,571	813,647
Kathryn M. Zabriskie	2,866,860	19,108	813,647

2.       The appointment of Dixon Hughes Goodman LLP as the independent registered public accounting firm for the fiscal year ending December 31, 2017 was ratified by the stockholders by the following vote:

Shares Voted For	Shares Voted Against	Abstentions
3,657,532	31,836	10,247

3.       An advisory vote on the compensation of the Company’s named executive officers as disclosed in the proxy statement was approved by the stockholders by the following vote:

Shares Voted For	Shares Voted Against	Abstentions
2,735,278	105,814	44,876

There were 813,647 broker non-votes on this proposal.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 10, 2017	By:	/s/ William J. Pasenelli
William J. Pasenelli
President and Chief Executive Officer

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